UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2008
VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13175 (Commission File Number)	74-1828067 (IRS Employer Identification No.)

One Valero Way San Antonio, Texas (Address of principal executive offices)	78249 (Zip Code)
Registrant’s telephone number, including area code: (210) 345-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 23, 2008, the Board of Directors (“Board”) of Valero Energy Corporation (the “Company”) elected Stephen M. Waters to the Board. He was also named to serve on the Finance Committee of the Board. On September 23, 2008, the Company issued a press release announcing the election of Mr. Waters. A copy of the press release is attached hereto as Exhibit 99.01.
     Upon his election to the Board, Mr. Waters was awarded 3,241 restricted shares of Valero common stock in accordance with the terms of the Company’s Restricted Stock Plan for Non-Employee Directors. The shares will vest annually in equal one-third increments on the dates of the next three annual meetings of the Company’s stockholders. Mr. Waters was also granted 10,000 stock options under the Company’s 2005 Omnibus Incentive Plan. The stock options will vest in full on the first anniversary of their grant date.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
10.01	Valero Energy Corporation Restricted Stock Plan for Non-Employee Directors, as amended — incorporated by reference to Exhibit 10.02 to the Company’s Current Report on Form 8-K/A dated July 11, 2007, and filed September 18, 2007.
10.02	Form of Restricted Stock Agreement — incorporated by reference to Exhibit 10.03 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.
10.03	Valero Energy Corporation 2005 Omnibus Stock Incentive Plan, as amended — incorporated by reference to Exhibit 10.01 to the Company’s Current Report on Form 8-K dated October 20, 2005, and filed October 26, 2005.
10.04	Form of Stock Option Agreement — incorporated by reference to Exhibit 10.03 to the Company’s Current Report on Form 8-K dated October 20, 2005, and filed October 26, 2005.
99.01	Press release dated September 23, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION
Date: September 24, 2008	By:	/s/ Jay D. Browning
Jay D. Browning
Senior Vice President and Secretary

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